As Filed with the Securities and Exchange Commission on August 8, 2006

                                                     Registration No. 333-124164
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     --------------------------------------
                                 Amendment No. 7
                                       to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------
                                  SRKP 2, INC.
                 (Name of Small Business Issuer in its Charter)


          Delaware                    6770                   81-0666569
(State or Other Jurisdiction   (Primary Standard          (I.R.S. Employer
     of Incorporation or           Industrial            Identification No.)
       Organization)      Classification Code Number)

                       1900 Avenue of the Stars, Suite 310
                              Los Angeles, CA 90067
                            Telephone (310) 203-2902
                            Facsimile (310) 472-0578
          (Address and Telephone Number of Principal Executive Offices)
                     --------------------------------------
                       1900 Avenue of the Stars, Suite 310
                              Los Angeles, CA 90067
                            Telephone (310) 203-2902
                            Facsimile (310) 472-0578
         (Address and Principal Place of Business or Intended Principal
                               Place of Business)
                     --------------------------------------
                                Richard Rappaport
                       1900 Avenue of the Stars, Suite 310
                              Los Angeles, CA 90067
                            Telephone (310) 203-2902
                            Facsimile (310) 472-0578
 (Name, Address, Including Zip Code, and Telephone Number of Agent for Service)
                     --------------------------------------
                                    Copies to
                             Thomas J. Poletti, Esq.
                   Kirkpatrick & Lockhart Nicholson Graham LLP
                       10100 Santa Monica Blvd., 7th Floor
                              Los Angeles, CA 90067
                            Telephone (310) 552-5000
                            Facsimile (310) 552-5001
                     --------------------------------------

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

      Once the registration statement becomes effective, the securities offered herein will be on sale for a period of 180 days.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement number for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                                                   Maximum          Maximum Amount
Title of Each Class of Securities        Maximum Amount To    Offering Price       Aggregate       of Registration
To Be Registered                          Be Registered        Per Security     Offering Price        Fee (1)
------------------------------------------------------------------------------------------------------------------
common stock, $.001 par value                700,000              $0.17            $119,000           $14.01(2)
------------------------------------------------------------------------------------------------------------------

      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 to the Securities Act of 1933.
      (2)   Previously paid.


--------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

This Amendment No.7 to the Registration Statement of SRKP 2, Inc., a Delaware corporation ("Amendment No. 7"), is being filed solely for the purpose of submitting Exhibit 23.1.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 27. EXHIBITS

3.1*  Certificate of Incorporation

3.2*  Amended and Restated By-Laws

4.1*  Specimen Certificate of Common Stock

4.2*  Escrow Agreement

4.3*  Registration Rights Agreement

5.1*  Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP

10.1* Form of Subscription Agreement

23.1  Consent AJ. Robbins, PC

23.2* Consent of Kirkpatrick & Lockhart Nicholson Graham LLP, included in
      Exhibit 5.1

* Previously filed.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 7 to registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, California, on August 8, 2006.


                                        SRKP 2, INC.



                                        By:  /s/ Richard Rappaport
                                             -----------------------------------
                                             Richard Rappaport, President
                                             (Principal Executive Officer)


                                        By:  /s/ Tony Pintsopoulos
                                             -----------------------------------
                                             Tony Pintsopoulos, Chief Financial
                                             Officer
                                             (Principal Financial and Accounting
                                             Officer)


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


  /s/  Richard Rappaport                                 Dated: August 8, 2006
  ---------------------------
  Richard Rappaport
  President (Principal Executive Officer)
  and Director

  /s/  Tony Pintsopoulos                                 Dated: August 8, 2006
  ---------------------------
  Tony Pintsopoulos
  Chief Financial Officer (Principal Financial
  and Accounting Officer)

  /s/  Glenn Krinsky                                     Dated: August 8, 2006
  ---------------------------
  Glenn Krinsky
  Secretary and Director